                                                                    EXHIBIT 10.8

                      VOYAGER INFORMATION NETWORKS, INC.

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 20th day of February, 1998 by and between Voyager Information Networks, Inc., a Michigan corporation (the "Company"), and Christopher Torto (the "Employee"). The purpose of this Agreement is to define the terms on which the Company employs the Employee for rendering of services. It supersedes any and all prior agreements, written and oral, which may have been made between the Company and the Employee.

     1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts such employment on the terms and conditions herein contained. Compensation payments to the Employee will be made on a bi-weekly basis in the amount set forth below.

     2. TERM. The term of this employment shall commence on February 20, 1998 and shall continue until terminated by either party, and employment of the Employee shall be deemed for all purposes to be at the will of the Company. Voluntary resignation by the Employee shall require ten (10) prior working days' written notice to the Company.

     3. DUTIES. The Employee is employed as the Chief Executive Officer of the Company to carry out duties as assigned by the Company, including, without limitation, the responsibilities contained in Attachment I. Further: (a) the
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Company shall determine the assignments of the Employee, and the Employee agrees to carry out such assignments in a timely manner; (b) all services rendered by the Employee shall be subject to review by the Company; (c) duties of the Employee shall typically be performed during the course of a normal work week which shall be designated by the Company based on the individual requirements of the Employee's position. Although, subject to mutual agreement between the Company and the Employee, said duties or some part thereof may be performed at times other than during the normal work week. In addition, the Employee agrees to being subject to call at any time, and the Company agrees to make reasonable effort to give notice in advance when there is need for the Employee's services outside of the established normal work week.

     4. CONFLICT OF INTEREST. The Employee shall not engage in any work except as an employee of the Company without the prior written consent of the Company. The Employee agrees to full disclosure of any outside work assignments the Employee may have or contemplate undertaking. The Company shall make a determination of possible conflict of interest, and the Employee agrees that a condition of employment is that no outside work obligation be pursued which, in the judgment of the Company in its sole discretion, constitutes a conflict of interest with the Company and with its obligations to customers.

     5. COOPERATION COVENANT. During the term of this Agreement, and after the date of termination of this Agreement, Employee agrees to fully and voluntarily cooperate and assist in defending any actions against Company in which employee is named as defendant or witness or about which he has knowledge. The Company agrees to compensate Employee a pro-rated sum, based on the annual Salary he was receiving at the date of termination, for any time that he spends after the date of termination in assisting the Company to defend against actions against the Company. The provisions of this Section shall survive the expiration or termination of this Agreement.

     6. CONFIDENTIALITY. The Employee understands that the Company's business and/or affairs, and all customer matters are to be maintained in the strictest confidence. The Employee hereby acknowledges and agrees to be bound by the provisions of the Inventions, Confidentiality and Non-Competition Agreement set forth in Attachment II hereto. Any breach of the foregoing shall be cause for
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immediate termination of Employee's employment and this Agreement, without severance, as detailed in Section 17. Furthermore, the Company considers the terms of the Employee's employment regarding pay, raises, bonuses and/or benefits to be confidential and expects that the Employee does as well.

     7. POLICIES AND RULES. The Employee will abide by all policies and rules as may be promulgated by the Company and received by Employee. Such policies and rules shall include, but not be limited to, those contained in the Company's Employee Personnel Manual. The Employee will be provided a copy of said Manual and revisions as it is published and he understands that he has the obligation of reviewing it. All working conditions shall be adhered to as stated by the Company's Employee Personnel Manual.

     8. WORK FACILITIES. The Company will furnish the Employee with appropriate office space, assistance and other facilities and services suitable to the Employee's position and adequate for the performance of the Employee's duties.

     9. COMPENSATION AND BENEFITS. The regular compensation and benefits payable to the Employee under this Agreement shall be as follows:

          (a) Salary.  For all services rendered by the Employee under this
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Agreement, the Company shall pay Employee a bi-weekly salary at the rate of $4,613.38 bi-weekly ("Base Salary"). Employee's salary shall be payable bi-weekly in accordance with the Company's usual practice for its staff, and shall be subject further to withholding for applicable federal, state and local taxes.

          (b) Business Expense.  The Company shall reimburse Employee for
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reasonable, documented out-of-pocket expenses incurred in connection with Employee's fulfillment of his services under Section 3 of this Agreement.

          (c) Bonus.  The Employee shall receive an annual bonus equal to twenty
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percent (20%) of Base Salary.

          (d) Options.  The Company shall grant the Employee options to purchase
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shares of common stock, no par value per share, of the Company, pursuant to the terms of the Option Agreement attached hereto as Attachment III.
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          (e) Vacation.  Employee shall be entitled to fifteen (15) business
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days of paid vacation annually in addition to the personal days and holidays permitted under the Company's Employee Personnel Manual until Employee's tenth anniversary date of employment with the Company; after such tenth anniversary the Employee shall be entitled to paid vacations as promulgated in the Company's Employee Personnel Manual.

          (f) Savings and Retirement Plans.  During the term of the Agreement,
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the Employee shall be entitled to fully participate in all savings and retirement plans, practices, policies and programs applicable to other employees of the Company, subject to the eligibility criteria cited in the Company's Employee Personnel Manual.

     10. PROFESSIONAL DEVELOPMENT. Where the Company deems professional development appropriate to maintain the Employee's performance of duties, the Company may authorize attendance at conferences, seminars, or other educational activities and may authorize payment of all or part of fees and expenses related thereto.

     11. SICK LEAVE. The Employee shall be entitled to sick leave with full payment of salary according to the Company's sick leave benefit plan as cited in the Company's Employee Personnel Manual.

     12. LEAVES OF ABSENCE. The Employee shall be entitled to other leaves of absence, paid and/or unpaid, as cited in the Company's Employee Personnel Manual.

     13. INSURANCE. The Employee shall be entitled to health, dental and life insurance benefits pursuant to the terms of the Company's health insurance plan, subject to eligibility criteria as cited in the Company's Employee Personnel Manual.

     14. RELATIONSHIP BETWEEN THE PARTIES. The relationship between the Company and the Employee is that of an employer and an employee. The Company and the Employee each agree as follows: (a) that all records and files of clients served by the Company and maintained by the Employee in performing his duties and all other record files, resource materials and equipment provided by the Company to support the Employee's activities hereunder shall belong to and remain the property of the Company and (b) all accounts receivable derived from services rendered pursuant to this Agreement are the sole and exclusive property of the Company.

     15. RETURN OF MATERIALS. Employee acknowledges that all files, records, lists, books, document, and other materials, whether owned by the Company at the time of employment or developed during the course of employment, used in connection with the conduct of its business, shall at all times remain the property of the Company. Upon the termination of the employment relationship with the Company, Employee shall return all records, documents, software, and other written, printed, photographic or physical materials of any type that belong to or pertain to the Company then in Employee's possession or control, and Employee shall not make or retain any copies of extracts, including hand-written summations, of any such documents.

     16. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waive of any subsequent breach of such party.

     17. SEVERANCE. Except as otherwise specifically provided in this Section 17 or otherwise required by law, all compensation and benefits to be provided to the Employee under this Agreement shall terminate on the date of the termination of the Employee's employment hereunder. Notwithstanding the foregoing, (a) in the event the Employee voluntarily terminates his employment hereunder for any reason, the Employee shall be entitled to the continued payment of the Employee's salary for a period of two (2) weeks from the date of termination and
(b) in the event the Employee's employment hereunder is terminated by the Company without cause, the Employee shall be entitled to the continued payment of the Employee's salary for a period of one (1) year from the date of termination. Any payments of salary pursuant to this Section 15 shall be at the Employee's salary rate in effect at the time of termination and shall be made on the same periodic dates as salary payments would have been made to the Employee had the Employee not been terminated. The Employee and the Company acknowledge and agree that in the event the Employee's employment hereunder is terminated by the Company for cause, the Company shall have no further liability with respect to the Employee and all compensation and benefits to the Employee shall immediately terminate. For purposes of this Agreement, the term "cause" shall mean only: (a) theft or embezzlement of the Company's property, (b) commission of a crime or act involving moral turpitude, (c) fraud, intentional misrepresentation to the Company, breach of Section 6, or material breach of any of the Sections of this Agreement, (d) death or disability, and (e) repeated failure by the Employee to dutifully and faithfully perform his duties as set forth herein; provided, the Company has notified the Employee of its belief that
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the Employee has not performed his duties hereunder and the Employee has failed to take such action as would reasonably be required to cure such non-performance within ten (10) days.

     18. DEATH. This Agreement shall be terminated upon the death of Employee, in which event Employee's devisees or heirs shall be eligible to receive Employee's pro-rated Base Salary in effect at the time of death, earned through his last day of active service to the extent due but not previously paid, and benefits to be paid or provided to Employee under this Agreement through his last day of active service.

     19. DISABILITY. Employee's employment pursuant to this Agreement may be terminated by written notice to Employee at the option of the Company in the event that: (i) Employee becomes unable to perform the essential functions of his job, with or without accommodation, by reason of physical or mental illness or accident for any six (6) consecutive month period or for more than one hundred eighty (180) days in the aggregate during any twelve month period, or (ii) the Company receives written opinions from both a physician for the Company and a physician for Employee that Employee will be so disabled. In the event that this Agreement is terminated by the Company pursuant to his Section, Employee shall be eligible for all Base Salary to be paid or provided to Employees under this Agreement until the date of termination, offset by any short or long term disability payments he receives through the Company. Employee shall also receive any other benefits to which he may be entitled as provided in this Agreement and the Employee Personnel Manual upon termination of the Agreement.

     20. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person, sent by registered or certified mail, postage prepaid, to the Employee's last address on file in writing with the Company in the case of the Employee or to the Company at its main offices, to the attention of its Chief Executive Officer in the case of the Company.

     21. TAXATION OF PAYMENTS AND BENEFITS. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Except as specifically provided herein, the Company shall not be required to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

     22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which shall be taken to constitute one and the same document.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

EMPLOYEE:                           COMPANY:

                                    VOYAGER INFORMATION NETWORKS, INC.


By: /s/ Christopher Torto           By: /s/ Glenn Friedly
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   Christopher Torto                   Name:   Glenn Friedly
                                       Title:  Chairman of the Board


Address:                            Address:
   4415 Heritage Drive, Apt. C3              4660 S. Hagadorn Road, Suite 320
   Okemos, MI 48864                          East Lansing, MI 48823

                                 ATTACHMENT I

                                Job Description

     Employee shall serve as the Chief Executive Officer of the Company and shall generally have supervisory responsibilities over all aspects of the business of the Company, as well as such other responsibilities as may be specified from time to time by the Board of Directors of the Company consistent with Employee's position and general area of skills. The Employee shall specifically be responsible for the strategic oversight of the Company including with respect to mergers and acquisitions of other Internet service providers ("ISPs"). The Employee shall also manage and direct the Company in its banking and financial matters, its external service relationships (including with investment banking institutions, debt and equity sources and law firms) and the overall performance, operational and financial, of the Company. The Employee shall be responsible for developing short-term, mid-term and long-term goals and objectives for the Company, mapping-out a strategy for achieving these goals, and directing the Company so that it has the financial and human resources to execute the strategy. The Employee may be responsible for such other matters as mutually determined by the Board of Directors of the Company and the Employee from time to time.

                                   ADDENDUM

THIS ADDENDUM to that certain employment agreement is made effective as of March 1, 1999 (the "Effective Date") by and between Voyager Information Networks, Inc. (the "Company") and Christopher P. Torto (the "Employee").

Reference is hereby made to that certain Employment Agreement dated as of February 20, 1998 by and between the Company and the Employee (the "Employment Agreement").

The parties hereto desire to amend the Employment Agreement effective as of the Effective Date as set forth in this Addendum, as follows:

1. The term of the Employment Agreement shall be three (3) years from the Effective Date, unless earlier terminated by the parties as provided in the Employment Agreement (the "Term").

2.  The Employee's Base Salary shall be $225,000 per year.

3.  The Employee shall be eligible for an annual Bonus of up to 40% of Base
    Salary.

4. The term of the Employee's non-competition provision shall be one (1) year from the end of the Term.

5. The Employee shall be entitled to severance equal to one (1) year's Base Salary if the Employee is terminated by the Company without Cause.

6. The Company, or its parent, Voyager Holdings, Inc., may, in the discretion of their respective board of directors, loan or make funds available to the Employee from time to time, on terms and conditions satisfactory to the board of directors.

7. All other terms and conditions of the Employment Agreement shall remain in full force and effect and without modification other than in a separate writing between the parties.

8. This Addendum is intended to modify and become part of the Employment Agreement as of the Effective Date.

EXECUTED AS OF THIS 30th DAY OF APRIL, 1999.


                                VOYAGER INFORMATION NETWORKS, INC.



                                By: /s/ Glenn Friedly
                                   -------------------------------------
                                Name:  Glenn Friedly
                                Title:  Chairman of the Board


                                 /s/ Christopher P. Torto
                                ----------------------------------------
                                Christopher P. Torto